                                                       Exhibit 23.3


                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Jacor Communications, Inc. pertaining to the
Executive Stock Unit Plan, Non-Employee Director Stock Units and Outside Director Stock Option Agreements of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in Jacor Communications, Inc.'s Current Report on Form
8-K(A) dated April 7, 1997, filed with the Securities and Exchange Commission.



                                   Ernst & Young LLP

Los Angeles, California
May 30, 1997


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